UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report December 22, 2017

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215 Novato, California 94998
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry Into a Material Definitive Agreement.

(1)         On December 22, 2017, the Company entered into a definitive agreement with General Electric Company (GE) for the purchase and delivery of five modern technology GE aircraft engines and an option for WLFC to purchase and have delivered one such additional engine, all by June 30, 2018.  The value of the transaction, including the Company’s option, is $162.6 million at GE’s 2017 list prices.

(2)         On December 22, 2017, the Company entered into a definitive agreement with CFM International, Inc. (CFM) for the purchase and delivery of eight modern technology CFM aircraft engines and an option for WLFC to purchase and have delivered up to two such additional engines, all by September 30, 2018.  The value of the transaction, including the Company’s option, is $148.5 million at CFM’s 2017 list prices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated December 29, 2017

WILLIS LEASE FINANCE CORPORATION

	By:	/s/ Dean M. Poulakidas
Dean M. Poulakidas
Senior Vice President and
General Counsel